                                                                       Exhibit 2
                                                                       ---------

                             Shareholder Agreement
                             ---------------------

                             SHAREHOLDER AGREEMENT
                             ---------------------

          This SHAREHOLDER AGREEMENT (this "Agreement"), dated as of February 15, 2001, by and among INSURANCE AUTO AUCTIONS, INC., an Illinois corporation (the "Company"), VALUEACT CAPITAL PARTNERS, L.P., a Delaware limited partnership ("ValueAct"), VALUEACT CAPITAL PARTNERS II, L.P., a Delaware limited partnership ("ValueAct II"), VA PARTNERS, LLC, a Delaware limited liability company ("VA LLC"), JEFFREY W. UBBEN ("Ubben"), PETER H. KAMIN ("Kamin") and GEORGE F. HAMEL, JR. (collectively with ValueAct, ValueAct II, VA LLC, Ubben and Kamin, the "Shareholders").

          WHEREAS, the Shareholders own the shares of common stock, par value $.01 per share (the "Common Stock"), of the Company listed on the attached
Schedule I; and
----------

          WHEREAS, the Shareholders have requested representation on the Board of Directors of the Company (the "Board") and certain registration rights with respect to their Common Stock and the Board has determined that it is in the best interests of the Company to provide for such representation and to grant such registration rights;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          SECTION 1.     Board Representation; Independent Directors.  (a)
                         -------------------------------------------
Concurrently with the execution of this Agreement, the Board has (i) elected Kamin and Ubben as members of the Board, (ii) accepted the resignations of Thomas J. O'Malia ("O'Malia") and Christopher G. Knowles ("Knowles") from (A) the Board, (B) all other positions they hold with the Company and any subsidiaries of the Company and (C) any employee benefit or other trust for the benefit of employees of the Company or any of its subsidiaries and (iii) elected Joseph Mazzella as Chairman of the Board. Each of Kamin and Ubben will be entitled to receive compensation, reimbursement of expense, normal and customary options and other benefits generally made available to all other Independent Directors from time to time. The number of directors comprising the Board shall not be increased without the prior written consent of Ubben and Kamin.

          (b) The Shareholders agree to vote or cause to be voted all Voting Securities Owned by the Shareholders for Ubben, Kamin, Maurice A. Cocca, Susan
B. Gould, Melvin R. Martin, Joseph F. Mazzella, Thomas O'Brien and John K. Wilcox (collectively, the "Nominated Directors") for election as directors of the Company at the Annual Meeting of Shareholders of the Company to be held during June, 2001 (the "June 2001 Annual Meeting"); provided, that if any
                                                    --------
Nominated Director is unable or unwilling to stand for election to the Board at the June 2001 Annual Meeting, the Shareholders shall vote or cause to be voted all Voting Securities Owned by the Shareholders for such Nominated Director's replacement as nominated by a majority of the Board.

          (c) As of the date of this Agreement, the Company has agreed to provide O'Malia and Knowles with the separation arrangement set forth on
Schedule II.  Except as set forth on Schedule II or as filed by the Company with
-----------                          -----------
the Securities Exchange Commission
before the date of this Agreement, the Company has not and will not agree to, or provide for, any separation or other compensatory arrangement with either O'Malia or Knowles.

          SECTION 2.     Restrictions on Certain Actions.  Without the prior
                         -------------------------------
consent of the Board specifically expressed in a resolution duly adopted by the Board, which includes the affirmative vote of two of the Independent Directors, the Shareholders shall not:

          (a) prior to the second anniversary of the date of this Agreement, acquire or offer to acquire or agree to acquire from any Person, directly or indirectly, by purchase or otherwise (except in connection with (i) a stock split, reverse split or other reclassification or reorganization affecting any class of the outstanding Voting Securities of the Company generally or (ii) a stock dividend or other pro rata distribution by the Company to holders of its outstanding Voting Securities) any Voting Securities unless such acquisition or offer is in connection with (A) the acquisition of a number of Voting Securities which results in the Shareholders collectively Owning 25% or less of the outstanding Voting Securities; or (B) the exercise of a stock option granted to Ubben or Kamin pursuant to the Company's 1991 Stock Option Plan or a successor plan; or

          (b) prior to the close of business on the date that is the three month anniversary of the June 2001 Annual Meeting (the "Anniversary"), initiate, propose or otherwise cause a special meeting of the shareholders of the Company to elect directors of the Company; or

          (c) prior to the close of business on the Anniversary, deposit any Voting Securities into a voting trust, or, other than as contemplated by this Agreement, subject any Voting Securities to any agreement or arrangement with respect to the voting of any Voting Securities or other agreement or arrangement having similar effect; or

          (d) prior to the close of business on the Anniversary, enter into any transaction with the Company or one of its majority-owned subsidiaries for the rendering of any services, or any employment, management, administration, advisory or consulting contract with the Company or one of its majority-owned subsidiaries, except for transactions with terms and conditions that are determined to be "fair and reasonable" to the Company and no less favorable than those which could be reasonably obtained from a third party, all as expressed in a resolution duly adopted by the Board, which includes the affirmative vote of two of the Independent Directors; or

          (e) prior to the close of business on the Anniversary, seek, encourage or support, either alone or in connection with others, the election of members to the Board except as provided in Section 1 of this Agreement, or seek the removal of any member of the Board other than Kamin or Ubben; or

          (f) request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend, waive or modify any provision of (i) clauses (b)-(e) of this Section 2 prior to the close of business on the Anniversary, or (ii) clauses (a) or (f) prior to the second anniversary of the date of this Agreement.

          SECTION 3.     Transfer of Voting Securities.  Nothing in this
                         -----------------------------
Agreement shall be construed as prohibiting the Shareholders from selling, transferring, pledging, hypothecating or otherwise disposing of Voting Securities.

          SECTION 4.     Shareholder Meetings.  The Shareholders agree to be
                         --------------------
present in person or to be represented by proxy at all shareholder meetings of the Company so that all Voting Securities Owned by the Shareholders may be counted for the purpose of determining the presence of a quorum at such meetings.

          SECTION 5.     Other Matters.
                         -------------

          (a)  Ownership of Voting Securities.  The Shareholders jointly and
               ------------------------------
severally represent and warrant that Schedule I lists all Voting Securities
                                     ----------
which are Owned by them on the date of this Agreement.

          (b)  Publicity. The Shareholders and the Company agree that they shall
               ---------
not issue any press release or otherwise make any public statement with respect to this Agreement except (i) for the joint press release previously agreed upon,
(ii) for such other public statements or disclosures as are mutually approved by the Shareholders and the Company and (iii) as otherwise required by law. The Shareholders represent and warrant that they have previously delivered to the Company a copy of the Schedule 13D in the form in which they propose to file with the Securities and Exchange Commission and that they have given the Company the opportunity to comment on the proposed Schedule 13D.

          (c)  Registration Rights.  Concurrently with the execution of this
               -------------------
Agreement, the Shareholders and the Company have entered into a Registration Rights Agreement substantially in the form of Exhibit A attached hereto.
                                              ---------

          SECTION 6.     Definitions.  For the purpose of this Agreement the
                         -----------
following terms shall have the meanings specified below:

          (a) "Affiliate" and "Associate" shall have the meanings prescribed in Rule 12b-2 promulgated under the Exchange as in effect from time to time.

          (b)  "Independent Director" shall mean each of Maurice A. Cocca, Susan
B. Gould, Melvin R. Martin and John K. Wilcox. If any of the foregoing directors are unable or unwilling to serve as a director, the Board will replace such director with a person (i) who is not a current or past employee of or consultant to the Company, (ii) who is not a current or past Affiliate or Associate of a Shareholder and (iii) who is free of any current or past relationship with the Company (other than solely as a director), the Shareholders, their Affiliates or Associates that would interfere with their exercise of independent judgment as members of the Board.

          (c) "Own" shall mean to have a pecuniary interest in any profit derived from a transaction in the subject securities; provided, that in no event
                                                      --------
shall "Own" have the meaning set forth in Rule 13d-3 promulgated under the Exchange as in effect from time to time.

          (d) "Person" shall mean an individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.

          (e) "Voting Securities" shall mean the Common Stock and any other securities of the Company entitled to vote generally in the election of directors and any other securities (including, without limitation, rights and options) convertible into, or exchangeable or exercisable for any of the foregoing (whether or not presently exercisable, convertible or exchangeable.

          SECTION 7.     Remedies.  The parties acknowledge that the breach by
                         --------
any Shareholder, on the one hand, or the Company, on the other hand, of any of such party's agreements contained herein would result in irreparable damage to the other party which could not be adequately compensated for in monetary damages. Accordingly, the parties agree that, in addition to any other available relief or remedies, the parties shall be entitled to seek and obtain appropriate injunctive or other equitable remedies for the purposes of restraining any actual or threatened breach of or otherwise enforcing these provisions and no bond or security will be required in connection therewith.

          SECTION 8.     Successors and Assigns.  No party may assign (by
                         ----------------------
operation of law or otherwise) this Agreement or any part hereof or any obligation hereunder without the prior written consent of the other party.

          SECTION 9.     Governing Law.  This Agreement shall be governed by and
                         -------------
construed and enforced in accordance with the laws of the State of Illinois, without reference to the conflict of laws principles thereof.

          SECTION 10.    Notices.  All notices, requests, claims, demands and
                         -------
other communications hereunder shall be in writing and shall be deemed given if delivered by hand, by facsimile transmission (which is confirmed) or by overnight courier service, such as Federal Express, to the parties as follows or at such other address as a party may specify by notice to the others:

     If to the Shareholders:

     ValueAct Capital Partners
     One Maritime Plaza, Suite 1400
     San Francisco, CA  94111
     Attention:  Mr. Peter Kamin
     Fax Number:  (415) 563-8937

     With a copy to:

     Dechert
     4000 Bell Atlantic Tower
     1717 Arch Street
     Philadelphia, PA  19103-2793
     Attention:  Barton J. Winokur, Esq.
     Fax Number: (215) 994-2222

     If to the Company:

     Insurance Auto Auctions, Inc.
     850 E. Algonquin Road, Suite 100
     Schaumburg, IL  60173-3855
     Attention:  Chief Executive Officer
     Fax Number: (847) 839-3999

     With a copy to:

     Katten Muchin Zavis
     525 West Monroe Street
     Chicago, IL  60661
     Attention:  Herbert S. Wander, Esq.
                 David J. Kaufman, Esq.
     Fax Number: (312) 902-1061

          SECTION 11.    Entire Agreement; Amendments; Counterparts.  This
                         ------------------------------------------
Agreement supersedes all prior agreements and understandings and contains the entire understanding of the parties with respect to the subject matter hereof. This Agreement may be amended only by a writing signed by the party to be charged; provided that the Company may only amend this Agreement with the prior written consent of the Board specifically expressed in a resolution duly adopted by the Board, which includes the affirmative vote of two of the Independent Directors. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          SECTION 12.    Waiver.  The failure of any party to insists upon
                         ------
strict adherence to any term of this Agreement on any occasion shall not be considered a continuing waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

          SECTION 13.    Severability.  If any term, provision or restriction of
                         ------------
this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the terms, provisions and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties agree to negotiate in good faith an amendment to this Agreement to cure any such invalidity or unenforceability in a manner designed to effect most closely the purpose of such term, provision or restriction.

          SECTION 14.    Expenses.  Each party hereto shall pay its own expenses
                         --------
incurred in connection with this Agreement.

          SECTION 15.    Captions.  The captions in this Agreement are for
                         --------
convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



                                      COMPANY:

                                      INSURANCE AUTO AUCTIONS, INC.


                                          /s/ Thomas C. O'Brien
                                      By:_______________________________________
                                          Name:
                                          Title:


                                      SHAREHOLDERS:

                                      VALUEACT CAPITAL PARTNERS, L.P.
                                      VALUEACT CAPITAL PARTNERS II, L.P.

                                      BY:  VA PARTNERS, LLC, its General Partner



                                          /s/ George F. Hamel, Jr.
                                      By:_______________________________________
                                          Name:  George F. Hamel, Jr.
                                          Title: Managing Member



                                      VA PARTNERS, LLC


                                          /s/ George F. Hamel, Jr.
                                      By:_______________________________________
                                          Name:  George F. Hamel, Jr.
                                          Title: Managing Member

                                      /s/ Jeffrey W. Ubben
                                      __________________________________________
                                      Jeffrey W. Ubben

                                      /s/ Peter H. Kamin
                                      __________________________________________
                                      Peter H. Kamin

                                      /s/ George F. Hamel, Jr.
                                      __________________________________________
                                      George F. Hamel, Jr.

                                  SCHEDULE I
                                  ----------

                                Stock Ownership



Shareholder                                          Number of Voting Securities
-----------                                          ---------------------------

ValueAct Capital Partners, L.P.                      1,735,310

ValueAct Capital Partners II, L.P.                     130,690

Peter H. Kamin                                          58,457

                                  SCHEDULE II
                                  -----------

                            Separation Arrangement

                         INSURANCE AUTO AUCTIONS, INC.
                       850 E. Algonquin Road, Suite 100
                             Schaumburg, IL  60173

                               February 15, 2001

Mr. Christopher G. Knowles
305 Ridge Road
Barrington Hills, IL  60010


Dear Chris:

     We have received your letter of resignation from the board of directors of Insurance Auto Auctions, Inc. (the "Company"). In that regard, we want to confirm in writing with you our understanding of the terms of your resignation.

     The Board of Directors of the Company have extended the period during which
you may exercise all your outstanding options until March 31, 2002.   Your
Indemnification Agreement with the Company dated as of February 24, 1999 will remain in full force and effect entitling you to the continued indemnification provided for in the Indemnification Agreement for any action taken or not taken while serving in an indemnified capacity through the time of your resignation.

     Additionally, the Company will reimburse you and Thomas O'Malia, collectively, up to $4,000 for legal fees relating solely to this matter.

     You have informed us that you have no intention to provide the Company with a letter describing any disagreement with the Company on any matter relating to the Company's operations, policies or practices of a nature that would require disclosure under Item 6 of Form 8-K, promulgated under the Securities Exchange Act of 1934, as amended.

     If you agree to the foregoing, please countersign this letter in the space provided below and return a copy of the letter to me.

                                   INSURANCE AUTO AUCTIONS, INC.

                                   By:/s/ Thomas C. O'Brien
                                      __________________________________________
                                      Thomas C. O'Brien, Chief Executive Officer


Acknowledged and agreed to
this 15th day of February, 2001

/s/ Christopher G. Knowles
____________________________________
Christopher G. Knowles

                         INSURANCE AUTO AUCTIONS, INC.
                       850 E. Algonquin Road, Suite 100
                             Schaumburg, IL  60173

                               February 15, 2001
Mr. Thomas J. O'Malia
22708 Brandywine Drive
Calabasas, CA  91302

Dear Tom:

     We have received your letter of resignation as chairman of the board and member of the board of directors of Insurance Auto Auctions, Inc. (the "Company"). In that regard, we want to confirm in writing with you our understanding of the terms of your resignation.

     Your Consulting Agreement dated December 1, 1998, as amended on November 18, 1999 with the Company is hereby terminated. Notwithstanding Section 4(a)(v) of your Consulting Agreement with the Company, the Company will pay you $100,000 through December 1, 2001, less any payments you have previously received for the year December 1, 2000 to December 1, 2001, with such amount payable promptly after our receipt of your countersignature to this letter. In accordance with the Consulting Agreement, your options to acquire 82,000 shares of the Company's common stock will be exercisable until the earlier to occur of the expiration of the term of the options or March 31, 2002. Your resignation from the board has automatically terminated the Consulting Agreement and except as provided in this letter neither you nor the Company will have any continuing obligation thereunder. Your Indemnification Agreement dated as of February 24, 1999 with the Company will remain in full force and effect entitling you to the continued indemnification provided for in the Indemnification Agreement for any action taken or not taken while serving in an indemnified capacity through the time of your resignation.

     Additionally, the Company will reimburse you and Christopher Knowles, collectively, up to $4,000 for legal fees relating solely to this matter.

     You have informed us that you have no intention to provide the Company with a letter describing any disagreement with the Company on any matter relating to the Company's operations, policies or practices of a nature that would require disclosure under Item 6 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended.

     If you agree to the foregoing, please countersign this letter in the space provided below and return a copy of the letter to me.

                                   INSURANCE AUTO AUCTIONS, INC.

                                   By:/s/ Thomas C. O'Brien
                                      __________________________________________
                                      Thomas C. O'Brien, Chief Executive Officer

Acknowledged and agreed to
this 15th day of February, 2001

/s/ Thomas J. O'Malia
____________________________________
Thomas J. O'Malia

                                  EXHIBIT A
                         TO THE SHAREHOLDER AGREEMENT
                         REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (the "Agreement") is made and entered into as of February 15, 2001 by and among Insurance Auto Auctions, Inc., an Illinois corporation (the "Company"), ValueAct Capital Partners, L.P., a Delaware limited partnership ("ValueAct"), ValueAct Capital Partners II, L.P., a Delaware limited partnership ("ValueAct II" and together with ValueAct, the "Investors").

                                   RECITALS

          WHEREAS, pursuant to a Stock Purchase Agreement, dated as of February 8, 2001 (the "Purchase Agreement"), among the Investors and Allstate Insurance Company, the Investors purchased an aggregate of 1,667,000 shares of Common Stock (the "Purchased Stock"), par value $0.001 per share (the "Common Stock"), of the Company;

          WHEREAS, the Company desires for the Investors to enter into a shareholder agreement pursuant to which the Investors will agree to certain restrictions on acquiring additional shares of Common Stock (the "Shareholder Agreement"); and

          WHEREAS, as an inducement for the Investors to enter into the Shareholder Agreement, the Company desires to enter into this Agreement with the Investors.

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

     1.   REGISTRATION RIGHTS.

          1.1.    Definitions.
                  -----------

                  (a) "As-Converted Basis" means assuming the conversion into Common Stock or exercise for Common Stock of all securities directly or indirectly convertible into, or exercisable for, Common Stock.

                  (b) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (c) "Form S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  (d) "Holder" means any person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any assignee of record of such Registrable Securities to whom rights under this Section have been duly assigned in accordance with this Agreement.

               (e) "Initiating Holder" means any Holder or Holders who in the aggregate are Holders of not less than 50% of the then-outstanding Registrable Securities which have not been sold to the public.

               (f) "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

               (g) "Registrable Securities" means: (i) all shares of Purchased Stock and (ii) any shares of Common Stock or other securities issued in connection with any stock split, stock dividend, recapitalization, reorganization, merger, sale of assets or similar event relating to the foregoing; excluding in all cases, however, any securities that would otherwise be Registrable Securities that have been sold by a person in a transaction in which rights under this Section 1 are not assigned in accordance with this Agreement or any securities that would otherwise be Registrable Securities that have been sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act.

               (h) "Registration Expenses" means all expenses incurred by the Company in complying with Sections 1.2, 1.3 and 1.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and expenses of one counsel for all the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

               (i) "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

        1.2.   Requested Registration.
               ----------------------

               (a) Request for Registration by Initiating Holders. If the Company shall receive from an Initiating Holder, at any time, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

                   (i) promptly give written notice of the proposed registration to all other Holders of Registrable Securities; and

                   (ii) as soon as practicable, use its best efforts to effect such registration of the sale of the Registrable Securities requested by the Initiating Holder, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in written requests received by the Company within 30 days after written notice from the Company is given under Section 1.2(a)(i)above; provided, however, that the

Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 1.2:

                         (1)  In any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder; or

                         (2)  After the Company has effected three such
registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective and the sales of such Registrable Securities shall have closed.

               (b) Underwriting; Request by Initiating Holders. If the Initiating Holder intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request and the Company shall include such information in the written notice referred to in Section 1.2(a)(i). In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by the Initiating Holder and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.6(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Initiating Holder and reasonably acceptable to the Company. Notwithstanding the foregoing, if the managing underwriter advises the Company and the Initiating Holder in writing that marketing factors require a limitation of the number of shares to be included in the registration, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated first to the Initiating Holder (and if more than one entity constitutes the Initiating Holder, then subject to the next sentence, the allocation shall be among such entities, in such proportion (as nearly as practicable) among them pro rata based on the amount of Registrable Securities held by each of them (calculated on an As-Converted Basis)), and second among all other Holders who sought to include Registrable Securities in the registration, in such proportion (as nearly as practicable) among such other Holders pro rata based on the amount of Registrable Securities owned by each of them (calculated on an As-Converted Basis). For any Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence. In connection with a registration under this Section 1.2, the Company may include securities to be sold for its own account, but not for the account of any other person other than a Holder on the terms described herein. If a registration under this Section 1.2 is to be effected through an underwriting, the right of the Company to include securities in such registration shall be conditioned upon the Company's participation in such underwriting and the inclusion of such securities in the underwriting (unless otherwise mutually agreed by the Initiating Holder and the Company) to the extent provided herein. Notwithstanding the foregoing, if the managing underwriter advises the Company and the Initiating Holder in writing that marketing factors require a limitation of the number of shares to be included in the registration, then all securities that the Company sought to be included in the registration shall be removed from the registration before any Registrable Securities are removed from the registration. Any securities excluded from an underwriting under this section shall be withdrawn from the registration.

                    (c) Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holder a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holder; provided, however, that the Company may not utilize this right or the similar right set forth in Section 1.5(b)(ii) more than once in any twelve-month period.

                    (d) Except for registration statements on Form S-4, Form S-8 or successor forms thereto, the Company will not file with the Commission any other registration statement, whether for its own account or that of other stockholders, from the date of receipt of a notice from the Initiating Holders pursuant to this Section 1.2 until the completion of the distribution contemplated by such notice (or the earlier termination of such distribution or requested registration), except where the Company is contemplating a registration solely for its own account and defers the registration requested by the Initiating Holders under Section 1.2(c) to permit the Company to complete such registration for its own account.

            1.3.    Piggyback Registrations.
                    -----------------------

                    (a) Notice. The Company shall notify all Holders of Registrable Securities in writing at least 30 days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company whether for its own account or the account of other stockholders or both (excluding any registration statements on Form S-4, Form S-8 or successor forms thereto, and a registration under Section
1.2 or Section 1.5) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within 15 days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                    (b) Underwriting. If a registration statement under which the Company gives notice under Section 1.3(a) is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities in the notice delivered under Section 1.3(a). In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders of Registrable Securities requesting inclusion of their Registrable Securities in such registration statement, to be allocated among such Holders pro rata based on the amount of Registrable Securities (calculated on an As-Converted Basis) owned by each such Holder and third, to any other holders of the Company's securities; provided, however, that the right of the underwriters to exclude Registrable Securities from the registration and underwriting as described above shall be restricted so that the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the Registrable Securities that the Holders initially proposed to be registered. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

               1.4. Expenses of Registration. All Registration Expenses incurred
                    ------------------------
in connection with three demand registrations (pursuant to Section 1.2), all piggyback registrations (pursuant to Section 1.3) and all S-3 registrations (pursuant to Section 1.5) shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.

               1.5. Form S-3 Registration. In case the Company shall receive
                    ---------------------
from one or more Holders a written request or requests that the Company effect a registration on Form S-3 with respect to all or a part of the Registrable Securities owned by such Holders, provided the number of shares requested to be sold would have an aggregate price to the public of at least $1,000,000, then the Company will:

                    (a) promptly give written notice of the proposed registration to all other Holders of Registrable Securities; and

               (b) as soon as practicable, use its best efforts to effect the registration of the sale of the Registrable Securities specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 30 days after written notice from the Company is given under Section 1.5(a) above; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 1.5:

                    (i) if Form S-3 is not available for such offering by the Holders;

                    (ii) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for an aggregate of not more than 90 days after receipt of the request of the Holders; provided, however, that the Company may not utilize this right or the similar right set forth in Section 1.2(c) more than once in any twelve-month period; or

                    (iii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

               A registration under this Section 1.5 shall not constitute a registration under Section 1.2 nor shall a registration statement under Section
1.2 constitute a registration under this Section 1.5.

        1.6.   Obligations of the Company.  Whenever required to effect the
               --------------------------
registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective until the distribution is completed, but not more than 180 days, provided that such 180-day period shall be extended for a period of time equal to the period the Holder refrains from selling any Registrable Securities included in such registration statement due to circumstances described in
Section 1.6(f).

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and all amendments and supplements thereto, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act if such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, following such notification, promptly deliver to each Holder copies of all amendments or supplements referred to in paragraphs (b) and (c) of this Section 1.6.

               (g) Furnish, at the request of any Holder registering Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or on the date that the registration statement becomes effective, if such securities are not being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering addressed to the underwriters, if any, and if there are no underwriters, to the Holders requesting registration of Registrable Securities and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and if there are no underwriters, to the Holders requesting registration of Registrable Securities.

               (h) Use its best efforts to list the Registrable Securities covered by such registration statement with any securities exchange or interdealer quotation system on which the Common Stock is then listed or quoted.

               (i) Make available for inspection by each seller of Registrable Securities, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter (an "Advisor"), all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement. Such seller will keep, and will cause its Advisors to keep, such information confidential subject to Section 2.14.

               Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 1.6(f), such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraphs (b) and (c) of this Section 1.6, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such prospectus; provided, however, that the Company shall not be permitted to cause the discontinuation of dispositions of such Registrable Securities hereunder for more than one 60-day period in any period of 365 days.

               1.7.    Furnish Information. It shall be a condition precedent to
                       -------------------
the obligations of the Company to take any action pursuant to Sections 1.2, 1.3 and 1.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of Registrable Securities.

               1.8.    Indemnification. In the event any Registrable Securities
                       ---------------
are included in a registration statement under Sections 1.2, 1.3 or 1.5:

                       (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                              (i)    any untrue statement or alleged untrue
statement of a material fact contained or incorporated by reference in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                              (ii)   the omission or alleged omission to state
therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                              (iii)  any violation or alleged violation by the
Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, member, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs (A) in reliance upon and in conformity with written information furnished in writing and expressly stated for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder or (B) as a result of such Holder, partner, member, officer or director, underwriter or controlling person failing to deliver a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto), if required by law to so deliver, at or prior to the written confirmation of the sale of the Registrable Securities, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 1.6(c) hereof.

               (b) By Selling Holders. To the extent permitted by law, each selling Holder will, severally and not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter (as defined in the Securities Act) and any other Holder selling securities under such registration statement or any of such other Holder's partners, members, directors or officers or any person who controls such underwriter or other Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or a member, partner, director, officer or controlling person of such underwriter or other Holder may become subject under the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder by an instrument duly executed by such Holder and stated to be specifically for use in such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, member, officer, director or controlling person of such other Holder or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this
Section 1.8(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

               (c) Notice. Promptly after receipt by an indemnified party of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the defendants include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under Section 1.8.

               (d)  Contribution. If the indemnification provided for in this
Section 1.8 is unavailable to a party entitled to indemnification, then the indemnifying party shall contribute to the aggregate losses, claims, damages or liabilities of the indemnified party as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided,
                                                               --------
however, that, in any such case, (1) no Holder shall be required to contribute
-------
any amount in excess of the public offering price of all Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (2) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (e) Survival. The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement.

        1.9.   Rule 144 Reporting. With a view to making available the benefits
               ------------------
of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock, the Company agrees to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

               (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

               (c) So long as a Holder owns any Registrable Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the Exchange Act).

         1.10. Termination of Registration Rights. The registration rights
               ----------------------------------
granted pursuant to Section 1 will terminate with respect to a particular Holder, at such time as such Holder can sell all of its Registrable Securities under Rule 144 during any three-month period.

     2.  MISCELLANEOUS.
         -------------

         2.1.    Successors and Assigns. Except as otherwise expressly provided
                 ----------------------
herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted transferees and permitted assigns of the parties.

         2.2.    Governing Law. This Agreement shall be governed in all respects
                 -------------
by the laws of the State of New York as applied to contracts made and to be performed entirely within that state between residents of that state, without giving effect to principles of conflicts of laws.

         2.3.    Counterparts. This Agreement may be executed in any number of
                 ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

         2.4.    Titles and Subtitles. The titles of the paragraphs and
                 --------------------
subparagraphs of this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          2.5.    Stock Splits, etc.  All share numbers used in this Agreement
                  -----------------
are subject to adjustment in the case of any stock split, reverse stock split, combination or similar events.

          2.6.    Notices.  Any notice required or permitted to be given to a
                  -------
party pursuant to the provisions of this Agreement will be in writing and will be effective on (a) the date of delivery in person, or the date of delivery by facsimile with confirmation receipt, (b) the business day after deposit with a nationally-recognized courier or overnight service, including Express Mail, for United States deliveries or (c) five (5) business days after deposit in the United States mail by registered or certified mail for United States deliveries. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth below such party's signature on this Agreement or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto. All notices for delivery outside the United States will be sent by facsimile, or by nationally recognized courier or overnight service. Any notice given hereunder to more than one person will be deemed to have been given, for purposes of counting time periods hereunder, on the date given to the last party required to be given such notice. Notices shall be sent to the following addresses, or such other addresses as a party may provide to the other parties from time to time:

          If to the Company, to:


                  Insurance Auto Auctions, Inc.
                  850 East Algonquin Road, Suite 100
                  Schaumburg, IL 60173
                  Attention:  Chief Executive Officer
                  Fax:  (847) 839-3999

          With a required copy to:

                  Katten Muchin Zavis
                  525 West Monroe Street
                  Chicago, IL  60661
                  Attention:  Herbert S. Wander, Esq.
                              David J. Kaufman, Esq.
                  Fax:  (312) 902-1061

          If to either Investor, to:

                  ValueAct Capital Partners, L.P.
                  1 Maritime Plaza, 14/th/ Floor
                  San Francisco, CA 94111
                  Attention:  Jeffrey W. Ubben
                  Fax:  (415) 563-8937

          With a required copy to:

                  Dechert
                  4000 Bell Atlantic Tower
                  1717 Arch Street
                  Philadelphia, PA 19103
                  Attention:  Barton J. Winokur
                  Fax:  (215) 994-2222

          2.7.    Attorneys' Fees. If any action at law or in equity is
                  ---------------
necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          2.8.    Amendments and Waivers. Any term of this Agreement may be
                  ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the party against whom enforcement of such amendment or waiver is sought.

          2.9.    Severability.  If any provision of this Agreement is held to
                  ------------
be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

          2.10.   Entire Agreement. The Loan Documents constitute the full and
                  ----------------
entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, correspondence, agreements, understandings, duties or obligations among the parties with respect to the subject matter hereof.

          2.11.   Further Assurances. From and after the date of this Agreement,
                  ------------------
upon the request of a party, the other parties shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

          2.12.   Assignment. Rights under this Agreement may be assigned in
                  ----------
connection with any transfer or assignment of Registrable Securities provided that: (a) such transfer may otherwise be effected in accordance with applicable securities laws, and (b) such other party agrees in writing with the Company to be bound by all of the provisions of this Agreement to the same extent as the transferor.

          2.13.   Changes in Stock. If, and as often as, there is any change in
                  ----------------
the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made to the provisions hereof so that the rights granted hereby shall continue with respect to the Common Stock as so changed.

               2.14.   Confidentiality. Information that each Investor has
                       ---------------
agreed to keep confidential pursuant to this Agreement shall not be considered to be confidential, and may therefore be disclosed by the Investors free of restrictions hereunder, if such information (i) is or becomes generally available to the public other than by disclosure in violation of this Agreement,
(ii) was properly within such Investor's possession prior to its being furnished by the Company to such Investor, or (iii) becomes available to the Investors through disclosure by third parties who have the right to disclose such information.

                 [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

                              INSURANCE AUTO AUCTIONS, INC.



                              By:/s/ Thomas C. O'Brien
                                 ____________________________________________
                                 Name:
                                 Title:


                              VALUEACT CAPITAL PARTNERS, L.P.
                              VALUEACT CAPITAL PARTNERS II, L.P.

                              BY:  VA PARTNERS, LLC, its General Partner


                                 By:/s/ George F. Hamel, Jr.
                                    _________________________________________
                                 Name:  George F. Hamel, Jr.
                                 Title: Managing Member